                                                                                        Exhibit 32.1
CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of CS Financing Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Timothy R. Redpath, Chief Executive Officer (Principal Executive Officer), Treasurer, and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2008

 _/s/ Timothy R Redpath__________________________
TIMOTHY R. REDPATH,
 Chief Executive Officer (Principal Executive Officer),
 Treasurer, and Secretary of the Company

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.